UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

EMC METALS CORP.

(Exact name of registrant as specified in its charter)

000-54416

(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431

(Address of principal executive offices) (Zip Code)

(775) 355-9500

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of EMC Metals Corp. held on November 10, 2014, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Six. The shareholders approved the number of directors to be fixed at six.

For:                 67,405,495

Against:           80,500

Not Voted: Nil

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

George F. Putnam:	For: 54,575,031
Withheld: 84,500
Not Voted: 12,826,464

William B. Harris:	For: 51,889,156
Withheld: 2,770,375
Not Voted: 12,826,464

Barry Davies:	For: 54,655,031
Withheld: 4,500
Not Voted: 12,826,464

Willem P.C. Duyvesteyn:	For: 54,570,031
Withheld: 89,500
Not Voted: 12,826,464

Warren Davis:	For: 51,889,156
Withheld: 2,770,375
Not Voted: 12,826,464

James Rothwell:	For: 51,889,156
Withheld: 2,770,375
Not Voted: 12,826,464

3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

For:                67,401,995

Withheld:        84,000

Not Voted:     Nil

4.	Approval of Stock Option Plan. Subject to the requirements of the Toronto Stock Exchange, the shareholders approved all unallocated entitlements issuable under the Company’s 2008 stock option plan, as amended, until November 10, 2017.

For:                 51,677,057

Against:           2,982,474

Not Voted:      12,826,464

5.	Approval of Advance Notice Provisions. The shareholders approved that the Articles of the Company be altered to include an advance notice provision, which will provide shareholders, directors and management of the Company with direction on the procedure for shareholder nomination of directors.

For:                 51,799,656

Against:           2,859,875

Not Voted:      12,826,464

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	November 12, 2014	(Registrant)
/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer